SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2013 (May 13, 2013)
Education Management Corporation
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(Exact name of registrant as specified in its charter)
Pennsylvania             001-34466             25-1119571
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(State or other jurisdiction        (Commission            (IRS Employer
of incorporation)            File Number)            Identification No.)
210 Sixth Avenue, Pittsburgh, Pennsylvania         15222
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         (Address of principal executive offices)        (Zip code)
Registrant's telephone number, including area code: (412) 562-0900
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐ Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐ Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 8.01 - Other Events

On May 13, 2013, Education Management Corporation (the “Company”) received a subpoena from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) requesting documents and information relating to the letters of credit the Company posted with the U.S. Department of Education and the Company's compliance with the U.S. Department of Education's standards of financial responsibility for participation in Title IV programs. The Company intends to cooperate with the SEC in its investigation.

To participate in Title IV federal student financial aid programs, a post-secondary institution, among other things, must either satisfy certain quantitative standards of financial responsibility on an annual basis or post a letter of credit in favor of the U.S. Department of Education and possibly accept other conditions or limitations on its participation in the federal student financial aid programs. The Company does not meet the required quantitative measures of financial responsibility on a consolidated basis due to the amount of indebtedness incurred and goodwill recorded in connection with the Company's acquisition by a consortium of private investors in June 2006. Accordingly, the Company has been required by the U.S. Department of Education to post a letter of credit since October 2006 and is subject to provisional certification and additional financial and cash monitoring of its disbursements of Title IV funds. At March 31, 2013, the letter of credit maintained with the U.S. Department of Education was $348.6 million, or 15% of total Title IV aid received by students attending the Company's post-secondary institutions during the fiscal year ended June 30, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDUCATION MANAGEMENT CORPORATION
By:      /s/ Edward H. West
Name: Edward H. West
Title: President and Chief Executive Officer
Dated: May 17, 2013